UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2011

MATTERSIGHT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Wacker Drive, Suite 820, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 877.235.6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) Effective June 16, 2011, Mattersight Corporation appointed Tyson J. Marian, 33, as its Vice President of Marketing and Chief Strategy Officer. The material components of Mr. Marian’s compensation package, as specified in his executive employment agreement with the company, are as follows: (a) an annual base salary of $250,000, less standard payroll deductions and withholdings; (b) an initial target annual bonus of $250,000, with $125,000 being guaranteed in each of years 2012 and 2013; (c) a restricted stock award of 125,000 shares, subject to the approval of the company’s board of directors; and (d) severance benefits payable on termination by the company without Cause, by Mr. Marian for Good Reason, and on Death or Disability equal to nine months’ salary, 75% of the average of his current year’s estimated bonus and last year’s actual bonus, 9 months’ continuation of health benefits, and 12 months’ additional vesting of his stock awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: June 20, 2011	By:	/S/ WILLIAM B. NOON
William B. Noon
Vice President and Chief Financial Officer